UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 14, 2022, Ideanomics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Acuitas Capital, LLC (the “Buyer”), pursuant to which the Buyer agreed to purchase (i) Series B Convertible Preferred Stock (the “Preferred Stock” together with any additional preferred stock from the Company, such number of shares having an aggregate purchase price equal to $20 million, if any, collectively, the “Purchase Shares”) convertible into shares of Common Stock; and (ii) warrants (with any additional warrants, collectively, the “Warrants”). Each closing (each, a “Closing”) of the purchase of the shares of Preferred Stock by the Buyer shall occur as contemplated by the SPA. Subject to the conditions set forth in the SPA and the termination provisions thereof, the first Closing (the “First Closing”) was held on November 14, 2022, at which 5,000,000 shares of Preferred Stock and 5,000,000 Warrants for the First Closing were purchased and sold. The second Closing (the “Second Closing”), and thereafter, the third Closing (the “Third Closing”) are expected to take place as soon as practicable, but no later than the fifth (5th) business day following the satisfaction or waiver of all of the relevant closing conditions, or as otherwise mutually agreed by the parties to the SPA.

If the First Closing shall not have occurred within ten (10) days after November 14, 2022, then the Buyer shall have the right to terminate its obligations under the SPA at any time on or after the close of business on such date without liability of Buyer to any other party; provided, however, the right to terminate the SPA shall not be available to the Buyer if the failure of the transactions contemplated by the SPA to have been consummated by such date is the result of the Buyer’s breach of the SPA. In the event that the Second Closing or Third Closing, as applicable, shall not have occurred by ten (10) days following the date on which the YA Registration Statement (as defined in the SPA), in the case of the Second Closing, or the Registration Statement (as defined in the SPA), in the case of the Third Closing, is declared effective by the SEC, then the Buyer shall have the right at the close of business on such date, or any date thereafter, to terminate the obligations hereunder of the parties to consummate the Second Closing or Third Closing, as applicable, without further liability of the parties to one another in respect thereof; provided, however, the right to terminate the SPA shall not be available to the Buyer if the failure of the transactions contemplated by the SPA to have been consummated by such date is the result of the Buyer’s breach of the SPA or if the Buyer is otherwise in breach of the SPA. If the Second Closing or Third Closing, as applicable, shall not have occurred by thirty (30) days following the date on which the the YA Registration Statement (as defined in the SPA), in the case of the Second Closing, or the Registration Statement (as defined in the SPA), in the case of the Third Closing, is declared effective by the SEC, then at the close of business on such date the parties’ obligations to consummate the Second Closing or Third Closing, as applicable, shall automatically terminate without further liability of the parties to one another in respect thereof.

Additionally, the Company, agreed that, without the prior written consent of the Buyer, it will not, for a period of ninety (90) days beginning upon the later of November 14, 2022 or the effective date of the last registration statement filed for the Buyer, transfer any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, provided, however, that the Company shall have the right to utilize the Standby Equity Purchase Agreement, agreed between Company and YA II PN in August of 2022 to sell up to 3% of the outstanding volume of the Common Stock.

Certificate of Designation of Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock will vote as a class with the common stock of the Company, and each share of Series B Convertible Preferred Stock will be convertible (subject to a 9.99% beneficial ownership blocker provision) into such number of Common Stock as is determined by dividing the Series B Original Issue Price (as defined below) (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series B Conversion Price, in effect on the date the certificate is surrendered for conversion. The initial “Series B Conversion Price” shall be the Series B Original Issue Price; provided, however, that the Series B Conversion Price shall be subject to certain adjustments. “Series B Original Issue Price” shall mean per share for each share of the Series B Preferred Stock the lowest of (i) $0.273, (ii) the closing price on the trading day immediately preceding the date on which the registration statement of the Company registering for resale the shares underlying the Series B Preferred Stock is declared effective by the SEC or (iii) if the registration statement of the Company registering for resale the shares underlying the Series B Preferred Stock is not declared effective by the SEC, the closing price on the trading day immediately preceding the date on which resales of such shares may be made pursuant to Rule 144. In addition, the Series B Convertible Preferred Stock will have a liquidation and dividend preference.

Warrants

The Warrants are exercisable at a price of $0.2867 per share of Common Stock, have a five-year term, immediately exercisable (subject to a 9.99% beneficial ownership blocker provision), and contain cashless exercise provisions.

Registration Rights Agreement

In connection with the SPA, the Company entered into a registration rights agreement whereby the Company agreed to register shares of the Company’s Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock and underlying the Warrants (the “Registration Rights Agreement”).

The representations, warranties and covenants made by the Company in the SPA were made solely for the benefit of the parties to the SPA, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of November 14, 2022. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Certificate of Designation of Series B Convertible Preferred Stock, SPA, Warrants, and Registration Rights Agreement, do not purport to be complete and are subject to, and qualified in their entirety, by reference to the Certificate of Designation of Series B Convertible Preferred Stock, SPA, Warrants, and Registration Rights Agreement attached hereto as Exhibits 3.5, 10.1, 10.2, and 10.3, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series B Convertible Preferred Stock, Warrants, Common Stock underlying the Series B Convertible Preferred Stock and the Common Stock underlying the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by the Buyer, including representations with respect to the Buyer’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Buyer’s investment intent.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed Certificates of Withdrawal relating to each series of Preferred Stock with the Secretary of State of Nevada and terminated the designation of its Series B Preferred Stock (on November 16, 2022); Series C Preferred Stock (on November 16, 2022); Series D Preferred Stock (on November 16, 2022) and Series E Convertible Preferred Stock (on November 16, 2022). At the time of the filing of the Certificates of Withdrawal, no shares of any of the previously designated series of Preferred Stock were outstanding. The Certificates of Withdrawal were effective upon filing, and eliminated from the Company’s Articles of Incorporation all matters set forth in the previously-filed Certificates of Designation with respect to the previously designated series of Preferred Stock.

Copies of each of the Certificates of Withdrawal are filed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on November 16, 2022.
3.2	Certificate, Amendment or Withdrawal of Designation, relating to the Series C Preferred Stock, filed with the Secretary of State of Nevada on November 16, 2022.
3.3	Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on November 16, 2022.
3.4	Certificate, Amendment or Withdrawal of Designation, relating to the Series E Convertible Preferred Stock, filed with the Secretary of State of Nevada on November 16, 2022.
3.5	Certificate of Designation of Series B Convertible Preferred Stock of Ideanomics, Inc.
10.1	Securities Purchase Agreement, dated November 14, 2022, by and between the Company and Acuitas Capital, LLC.
10.2	Warrant.
10.3	Registration Rights Agreement.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: November 18, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer